UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

FIRSTHAND TECHNOLOGY VALUE FUND, INC.

(Name of Registrant as Specified in Its Chart

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1.	Title of each class of securities to which transactions applies:

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identity the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	6.	Amount Previously Paid:

	7.	Form, Schedule or Registration Statement No.:

	8.	Filing Party:

	9.	Date Filed:

PLEASE VOTE NOW!

IMPORTANT NOTICE FOR SHAREHOLDERS OF

Firsthand Technology Value Fund, Inc. (“SVVC”)

Dear Stockholder,

The annual meeting of stockholders of SVVC is rapidly approaching! You recently received proxy materials relating to the proposals to be voted on at the Annual Meeting which will be held in a virtual meeting format on May 26, 2023, at 2:00 p.m. (Pacific Time).

It is important that you vote, no matter how large or small your holdings may be.

We urge you to vote by using one of the following options:

1. Vote Online - by logging onto the website listed on the enclosed BLUE proxy card or voting instruction form and following the instructions;

2. Vote by Touch-Tone Phone - by calling the toll-free number on the enclosed BLUE proxy card or voting instruction form and following the instructions; or

3. Vote By Mail - by completing and returning your executed BLUE proxy card or voting instruction form in the postage paid envelope provided.

Remember, your vote is very important and counts. Please exercise your shareholder rights and vote today.

If you hold your shares in a brokerage or bank account (in “street name”), your broker or bank cannot vote your shares (as they have in past annual meetings) unless you vote utilizing one of the options listed above.

The proxy materials contain important information; please read them carefully. Copies of the Proxy Statement are available for free on the Securities and Exchange Commission’s website at www.sec.gov or by visiting https://firsthandtvf.com.

If you have any questions about the meeting, please call 800.976.8776.

If you have already voted, please disregard this notice.

Thank you for voting!